Exhibit 10.2
LETTER OF AMENDMENT OF THE CONTRACT SIGNED BETWEEN THE COMPANY AND THE CHAIRMAN

Mr Bernardo Calleja
Calle Golfo de Salónica, 73
28033 Madrid

May 19, 2021

Dear Sr. Calleja:

We are writing to you in relation to the contract signed between yourself and Zardoya Otis, S.A. (the “Company”) on January 26, 2021, subsequently amended in the terms set out in the minutes of the Board of Directors meeting held on February 23, 2021, all of which was in accordance with article 249 of the Capital Companies Law (the “Contract”).

We hereby inform you that, as a consequence of the approval of the new Director Compensation Policy for the financial years 2021 to 2023, approved at the Ordinary General Shareholders’ Meeting held on today’s date (“Compensation Policy”), it is necessary to update some sections of the contract, specifically:

Clause 8.3. (Pension Plan) will henceforth be worded as follows:

“In addition to the Fixed Compensation, the Company will contribute, in benefit of Mr Calleja, and additional to any other retributions he may have, a further annual sum of €76,000 (or the amount the Board may decide) into the defined-contribution pension insurance policy (53081).

No contributions will be made to the defined-benefit pension insurance policy (7179), which will be frozen effective February 1, 2021.”

Likewise, the compensation items to which you are entitled under clause 8 (Compensation and Benefits) of the Contract will be fixed from time to time by resolutions of the Company’s Board of Directors, subsequent to a proposal from the Nominating and Compensation Commission and in accordance with the Capital Companies Law and the Compensation Policy then in force. The Contract will be deemed to be automatically amended in the terms decided by the Company’s Board of Directors at any moment in time.

This letter will form an integral part of the Contract for all purposes.

In everything not expressly modified by this, the Contract will remain in force in all its terms, which the Parties expressly ratify.

In witness of your agreement with the foregoing, we ask you to sign this letter and return it to us as proof of your acceptance and assent.

Yours faithfully,
Zardoya Otis, S.A.
P.p.

/s/ Jose Miguel Andrés Torrecillas
Mr. Jose Miguel Andrés Torrecillas Accepted:
Madrid, May 19, 2021

/s/ Bernardo Calleja
Mr Bernardo Calleja